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                                                                EXHIBIT 12



                  THE BLACK & DECKER CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in Millions)

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                                                       Three Months Ended
                                                          April 2, 1995

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EARNINGS:

Earnings before income taxes and cumulative
  effects of changes in accounting principles                $ 44.0
Interest expense                                               48.9
Portion of rent expense representative of an
  interest factor                                               7.8

Adjusted earnings before taxes and fixed charges             $100.7

FIXED CHARGES:

Interest expense                                             $ 48.9
Portion of rent expense representative of an
  interest factor                                               7.8

Total fixed charges                                          $ 56.7


RATIO OF EARNINGS TO FIXED CHARGES                             1.78

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